PROSPECTUS	Filed Pursuant to Rule 424(b)(2) Registration No. 333-156352

Madison Management, Inc.

900,000 Shares of Common Stock offered by the Selling Stockholders

We have prepared this prospectus to allow certain of our current stockholders to sell up to 900,000 shares of our common stock. We are not selling any shares of common stock under this prospectus. This prospectus relates to the disposition by the selling stockholders listed on page 7, or their transferees, of up to 900,000 shares of our common stock already issued and outstanding. We will receive no proceeds from the disposition of already outstanding shares of our common stock by the selling stockholders.

The selling stockholders may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. The prices at which the selling stockholders may sell the shares has arbitrarily been determined to be at $0.01 per share or until a market price for the shares is determined upon quotation on the OTC Bulletin Board or listed on a securities exchange. We will not receive any of the proceeds received by the selling stockholders.

For a description of the plan of distribution of the shares, please see page 8 of this prospectus.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market. There is currently no public or established market for our shares. The offering price may not reflect the market price of our shares after the offering.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Madison Management, Inc. and these securities before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JANUARY 14, 2009.

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in “Risk Factors” beginning on page 4.

The selling security holders may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission.  The prices at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.01 per share or until a market price for the shares is determined upon quotation on the OTC Bulletin Board or listed on a securities exchange.

Madison Management, Inc. (“Madison”)

Madison was incorporated in the state of Nevada on March 2, 2001. Our primary business is to establish or reestablish solid management organizations for our clients. We provide placement of professional and competent personnel into key slots to create a strong, focused management and marketing group for the benefit of the client.

We have operated at a loss since our inception, and we cannot assure you that we will operate at a profit in the future. Because we have operated at loss, we have relied upon a private placement of common stock to fund our operations since our inception, and must continue to rely on debt or equity investments until we operate profitably, if ever.

Our auditor's report dated December 15, 2008 on our financial statements for the year ended December 31, 2007 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. We continue to be undercapitalized because of our continued losses from operations.

Our principal executive office address and phone number is:

MADISON MANAGEMENT, INC.
2883 Eagles Peak Lane
Lincoln, California 95648
(916) 408-5704

Summary of the Offering

The Offering

Common stock offered by the selling stockholders…	900,000 shares of common stock, $0.001 par value per share.

Offering price…	Determined at the time of sale by the selling stockholders.

Total proceeds raised by us from the disposition of the common stock by the selling stockholders or their transferees…	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling stockholders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the Nine Months Ended September 30, 2008 (unaudited)	For the Period March 2, 2001 (inception) to September 30, 2008 (unaudited)	For the Period March 2, 2001 (inception) to December 31, 2007 (audited)
Income Statement Data:

Revenue:
Revenue	$8,500	$10,000	$10,000
Revenue – related party	-	38,500	30,000
Total revenue	$8,500	$48,500	$40,000

Expenses:
General and administrative	3,193	9,546	6,353
Consulting fees	100	10,100	10,000
Consulting fees – stock based	-	22,500	22,500
Consulting fees – related party	-	5,000	5,000
Legal and professional fees	8,938	27,180	18,242
Total expenses	12,231	74,326

Net income (loss)	$(3,731)	$(25,826)	$(22,095)

Net (loss) per share – basic and fully diluted	$(0.00)

Balance Sheet Data:	For the Nine Months Ended September 30, 2008 (unaudited)	As at December 31, 2007 (audited)
Total Assets…	$11,603	$11,531
Liabilities…	$5,929	$2,126
Stockholders’ Equity…	$5,674	$9,405

RISK FACTORS

Investors in Madison Management, Inc. should be particularly aware of the inherent risks associated with our business.  As of the date of this filing, our management is aware of the following material risks.

An evaluation of us is extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand and acceptance of our business plan, the level of our competition and our ability to attract and maintain key management and employees.

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur.

We are highly dependent on our officers and directors.

We rely heavily on our officers and directors to provide services and for continued business development. It would be difficult to replace any of our officers and directors at such an early stage of development of Madison. Madison’s business could be materially adversely affected if a number of our officers and directors were to leave and if Madison were unable to retain qualified replacements.

Potential issuance of additional common stock could dilute existing stockholders.

We are authorized to issue up to 25,000,000 shares of common stock. To the extent of such authorization, our Board of Directors has the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. We are not currently seeking additional equity financing, which if sought or obtained may result in additional shares of our common stock being issued. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock held by our existing stockholders.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

Based on our current proposed plans and assumptions, we anticipate that we will need additional capital to fund our operations. There is no assurance that we would be able to raise such capital in an amount sufficient to continue our operations. In the event we require additional financing, we will seek such financing through bank borrowing, debt or other equity financing, corporate partnerships or otherwise. We cannot assure you that such financing would be available to the Company in the amounts or at the times we may require the financing, or if we do obtain any financing that it would be on terms that would allow us to achieve profitability and to sustain our business. We do not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of our common stock on terms that have not yet been established. These terms may be more favorable to future investors than those contained herein.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until effectiveness of this registration statement.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We have a limited number of personnel that are required to perform various roles and duties as well as be responsible for monitoring and ensuring compliance with our internal control procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.
ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized anyone to provide information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) and Section 15(d) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Madison files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1, including exhibits and schedules, under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all the information set forth in the registration statement and its exhibits, certain parts, such as Part II of the registration statement, are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, one should refer to such registration statement, exhibits and schedules.  A copy of the registration statement, including the exhibits and schedules can may be reviewed and copied at the SEC’s public reference facilities or through the SEC’s EDGAR website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Description of Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “intends to”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors”, “Plan of Operation” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares.  The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.  The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Each of the selling stockholders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

Selling Stockholder Information

The following is a list of selling stockholders who own an aggregate of 900,000 shares of our common stock covered in this prospectus.  Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

	Number of Shares	Number of Shares to	Shares Beneficially Owned After Offering
Name	Owned	be Offered	Number	Percent

Curtis, Cheryl	50,000	50,000	0	-

De Caro, Margaret	50,000	50,000	0	-

Ehrlich, Donald	50,000	50,000	0	-

Goldman, Herbert	50,000	50,000	0	-

Hootman, Marcia	50,000	50,000	0	-

Larson, Jed Phillip	50,000	50,000	0	-

Larson, Michelle	50,000	50,000	0	-

Lary, Joshua	50,000	50,000	0	-

McCallion, Dorothy	50,000	50,000	0	-

Mongan, Brenton	50,000	50,000	0	-

Owen, TW	50,000	50,000	0	-

Porto, Chris	50,000	50,000	0	-

Porto, Victoria	50,000	50,000	0	-

Rice, Terumi	50,000	50,000	0	-

Ridland, Carman	50,000	50,000	0	-

Scott, Matthew	50,000	50,000	0	-

Scott, Sandra	50,000	50,000	0	-

Wilson, Julie	50,000	50,000	0	-

Unless footnoted above, based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION

We are registering the shares currently held by certain of our stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders.  The prices at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.01 per share or until a market price for the shares is determined upon quotation on the OTC Bulletin Board or listed on a securities exchange.  The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTCBB:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
·	as principal to facilitate the transaction;
·	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately negotiated transaction;
·	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
·	specified number of such shares at a stipulated price per share;
·	a combination of any such methods of sale; and
·	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders.  The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock.  Following the consummation of this offering, we do not anticipate that any such trading market will develop.  Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely.  We may seek a market maker to sponsor our common stock on the OTC Bulletin Board.  Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board.  No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which the our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page 3, above, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

·	sells for less than $5 a share,
·	is not listed on an exchange, and
·	is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

·	that transactions in penny stocks are suitable for the person and
·	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.  Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.  Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market.  The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction.  Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by the Congress and the SEC to abuses in the marketing of low-priced securities by "boiler room" operators.  The scheme imposes market impediments on the sale and trading of penny stocks.  It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
·	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
·	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
·
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorizes the issuance of 25,000,000 shares of common stock, $0.001 par value per share, of which 3,150,000 shares were outstanding as of November 10, 2008. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of Madison, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Madison, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of Madison.  This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Madison as of December 31, 2007 are included in this prospectus and have been audited by Moore & Associates, an independent auditor, as set forth in their report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Stoecklein Law Group, 402 West Broadway, Suite 690, San Diego, California 92101.

Neither of Moore & Associates nor Stoecklein Law Group has been hired on a contingent basis, will receive a direct or indirect interest in Madison or have been a promoter, underwriter, voting trustee, director, officer, or employee of Madison.

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Madison will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in our articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•           any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•           for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Madison. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Madison in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

DESCRIPTION OF BUSINESS

Business Development

Madison was incorporated in the state of Nevada on March 2, 2001. We were formed to engage in the business of establishing or reestablish a solid management organization for the client by providing services such as reviews of corporate objectives and strategies, reviews of staffing needs, appraises the remuneration structure for staff, improves profitability, introduces new and relative technology and generally assists with the execution of projects outside the normal scope of the organizations staff.

Business of Issuer

Madison Management, Inc. is in the business of, and the practice of, helping organizations improve their performance, primarily through the analysis of existing business problems and the development and implementation of plans for improvement.

Our clients hire our services for a number of reasons, including gaining external and objective advice, access to the company’s specialized expertise, hiring extra temporary help during a one-time project, and utilizing in-house management staff.

We also provide organizational change management assistance, development of coaching skills, technology implementation, strategy development, and operational improvement services. We bring proprietary methodologies and frameworks to guide the identification of problems, and to serve as the basis for recommendations for more effective and efficient ways of performing business tasks.

As the need for professional and specialized advice grows, other industries such as government, quasi-government and not-for-profit agencies are turning to Madison Management, Inc. to implement the same managerial principles that have helped the private sector for years.

We offer quick response to our clients with less “ramp up time” on a project due to familiarity with the corporation, and our ability to guide a project through to implementation. When acting as internal consultants we evaluate engagement on projects in light of the corporation strategic and tactical objectives, thus, saving the client time and money.

We are suited to lead consulting project teams and act as organizational subject matter experts. We consult with the teams and direct the organizational management staff. We work closely with, and monitor projects throughout inception, implementation, delivery, quality, and overall operating outcome.

Competition

We compete with numerous other business management, marketing and consulting companies.  Many of these competitors have substantially greater resources than us.  Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business could be adversely affected.

Personnel

We are a development stage company and currently do not have any employees.  We look to our officers and directors who collectively have a varied background in business management, marketing, and sales.  We do not anticipate hiring employees over the next 12 months.  We intend to use the services of consultants to perform various professional services.  We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

DESCRIPTION OF PROPERTY

Our executive office is located at 2883 Eagles Peak Lane, Lincoln, CA. The office space is approximately 100 square feet for which we pay rent of $250 per month beginning in November 2008. We believe our current office space is adequate for our immediate needs; however, as our operations expand, we may need to locate and secure additional office space.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

Inclusion on the OTC Bulletin Board permits price quotations for our shares to be published by that service.  Although we intend to submit an application to a market maker for the OTC Bulletin Board subsequent to the filing of this registration statement, we do not anticipate our shares to immediately be traded in the public market. Also, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application anticipated to be submitted to a market maker for the OTC Bulletin Board after effectiveness, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities.  There can be no assurance that our shares will be accepted for trading on the OTC Bulletin Board or any other recognized trading market.  Also, there can be no assurance that a public trading market will develop following the registration or at any other time in the future or, if such a market does develop, that it can be sustained.

Without an active public trading market, a shareholder may not be able to liquidate their shares. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this prospectus, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

The ability of individual shareholders to trade their shares in a particular state may be subject to various rules and regulations of that state.  A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.  Presently, we have no plans to register our securities in any particular state.

As of November 10, 2008, there were 32 stockholders of our common stock.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

PLAN OF OPERATION

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

OVERVIEW AND OUTLOOK

Madison is a development stage company incorporated in the State of Nevada in March 2001. We were formed to provide business development, market development and financial goal-setting to clients. Our most important group of clients are in small corporations.

Since our inception on March 2, 2001 through December 31, 2007, we have generated $40,000 in revenues and have incurred a net loss of $22,095.  For the nine months ended September 30, 2008, we generated $8,500 in revenues and incurred a net loss of $3,731.

Operation Plan

During the next twelve months we plan to continue to focus our efforts on enhancing and marketing our business management, marketing and sales consulting services.

Satisfaction of our cash obligations for the next 12 months.

As of December 31, 2007 and September 30, 2008, our cash balance was $11,531 and $11,603. Our plan for satisfying our cash requirements for the next twelve months is through sales-generated income, sale of shares of our common stock, third party financing, and/or traditional bank financing. We anticipate sales-generated income during that same period of time, but do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of Madison as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated significant revenues.  As shown on the accompanying financial statements, the Company has incurred a net loss of $25,826 for the period from March 2, 2001 (inception) to September 30, 2008. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its business opportunities.

In order to obtain the necessary capital, the Company will seek equity and/or debt financing. If the financing does not provide sufficient capital, shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful. Without sufficient financing, it is unlikely for the Company to continue as a going concern.

Summary of product and research and development that we will perform for the term of our plan.

We do not anticipate performing any significant product research and development under our plan of operation. In lieu of product research and development we anticipate maintaining control over our advertising to assist us in determining the allocation of our limited advertising dollars.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months.

Significant changes in the number of employees.

We are a development stage company and currently do no have any employees.  We look to our officers and directors who collectively have a varied background in business management, marketing and sales consulting.  We do not anticipate hiring employees over the next 12 months.  We intend to use the services of consultants to perform various professional services.  We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of listing or some form of advertising revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Madison does not expect to enter into financial instruments for trading or hedging purposes. Madison does not currently anticipate entering into interest rate swaps and/or similar instruments.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Information as to our current directors and executive officers is as follows:

Name	Age	Title	Term
Pamela R. Elliott	58	President and Director	Since March 2001
Sharilyn Gallison	63	Vice President	Since March 2001
Elaine M. Evans	79	Secretary and Treasurer	Since March 2001
Sandra Z. Lary	60	Director	Since March 2001

Duties, Responsibilities and Experience

Pamela R. Elliott, President and a Director of Madison, has been licensed by the California Department of Real Estate as a sales agent since 1974. She is active in sales, marketing, and training in the real estate industry. With nearly thirty years of management experience in a variety of businesses, including real estate, retailing, manufacturing, consulting, and publishing, Ms. Elliott brings significant pertinent talent to the team.

She is co-founder of several companies including Hootman-Elliott Resources, Inc., Del Mar, CA, Market Visions, Santa Rosa, CA, and is President-CEO of Left Coast Consulting Group, Lincoln, CA, a real estate/financial investment consulting firm. Additionally, she co-owns The Natural Healing Way, an online company specializing in natural healing remedies. Ms. Elliott is the daughter of Elaine Evans, our Secretary and Treasurer.

Sharilyn Gallison, Vice President of Madison, has been a California resident since 1984. Prior to moving to California, she was the Program Coordinator for the St. Louis District Dairy Council from 1970 to 1984. Mrs. Gallison supervised fifteen home economists and dietitians involved in nutrition education in a 155 county area in Missouri and Illinois.

In 1985, Mrs. Gallison was Territory Manager for The Merchandising Group serving the San Diego County and Palm Springs areas. In 1998, she joined PSMJ Resources, Inc., La Jolla, California, as Client Services Representation. She schedules and monitors progress on consulting with engineering and architectural firms across the country and abroad.

Mrs. Gallison was born and raised in Northwest Iowa.  She received a B.S. degree in Vocational Home Economics from Iowa State University, Ames, Iowa and her M.S. degree in Home Economics Communications from the University of Missouri, Columbia, Missouri.

Elaine M. Evans, Secretary and Treasurer of Madison, manages her personal assets and acts as business consultant to various individuals and businesses in San Diego, CA through E. Venture Resources, Inc. For sixteen years, Ms. Evans was the owner/operator of one of San Diego’s leading aerospace manufacturing companies, Compucraft Industries, Inc. She was one of only a handful of woman-owned aerospace manufacturing companies in the United States. For that honor, she has received public recognition.

Ms. Evans’ contributions to the business community are notable.  She was a co-founder of the Bank of Commerce, San Diego, CA and has been active in the business community over 45 years. She has served on many boards and committees during that time. Ms. Evans is the mother of Pamela Elliott, a Director and our President.

Sandra Z. Lary, Director of Madison, is the owner of Resources Consulting, a corporate training organization giving instructional workshops to administrative staff, paralegals and attorneys. She has worked for the California State Attorney General’s Office for the past 18 years as a Staff Training Officer teaching hands-on software applications, communication skills, proofreading and grammar classes.

Mrs. Lary has lived in California most of her life, and graduated from Woodbury University, Burbank, CA with a Bachelor of Science Degree in Business Administration. She resides with her family in Del Mar, CA.

None of the above Officers and/or Directors businesses are affiliated with or currently doing business with Madison Management, Inc. Although, in 2006, E. Venture Resources, Inc. owned by Elaine M. Evans was hired as a business consultant to the company

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

EXECUTIVE COMPENSATION

Summary Compensation

Our executive officers have not received any compensation, including plan or non-plan compensation, nor has our executive officers earned any compensation as of the date of this Prospectus.

Future Compensation

Our executive officers have agreed to provide services to us without compensation until such time as we have earnings from our revenue.

Board Committees

We currently do not have any committees of the board of directors.

Transfer Agent

The transfer agent for the common stock is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, to the best of our knowledge, about the beneficial ownership of our common stock on November 10, 2008 relating to the beneficial ownership of our common stock by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.  The percentage of beneficial ownership before the offering for the following table is based on 3,150,000 shares of common stock outstanding.

Name of Beneficial Owner	Number Of Shares	Percent Beneficially Owned

Pamela R. Elliot, President & Director	350,000	11%
Sharilyn Gallison, Vice President	350,000	11%
Elaine M. Evans, Secretary/Treasurer	300,000	9.5%
Sandra Z. Lary, Director	250,000	7.9%

All Directors, Officers and Principle Stockholders as a Group	1,250,000	39.6%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

FINANCIAL STATEMENTS

Index To Financial Statements

Madison Management, Inc. Audited Financial Statements

Madison Management, Inc. Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm	G-1

Balance Sheets, September 30, 2008 and December 31, 2007 (Audited)	G-2

Statements of Operations for the Three and Nine Months Ended September 30, 2008 and 2007 and the period from March 2, 2001 (inception) through September 30, 2008	G-3

Statements of Cash Flows for the Nine Months Ended September 30, 2008 and the period from March 2, 2001 (inception) through September 30, 2008	G-4

Notes to Financial Statements	G-5

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Madison Management, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Madison Management, Inc. (A Development Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006 and since inception on March 2, 2001 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madison Management, Inc. (A Development Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006 and since inception on March 2, 2001 through December 31, 200, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred a net loss of $22,095, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
December 15, 2008

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Madison Management, Inc.
(A Development Stage Company)
Balance Sheets

	December 31,
	2007	2006

ASSETS

Current Assets
Cash	$11,531	$15,565

Total Assets	$11,531	$15,565

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	$2,126	$-

Total Liabilities	2,126	-

Stockholders' Equity

Common Stock, authorized 25,000,000 shares, par value $0.001, issued and outstanding on December 31, 2007 and 2006 is 3,150,000 and 3,150,000 shares, respectively	3,150	3,150

Additional Paid in Capital	28,350	28,350

(Deficit) Accumulated During the Development Stage	(22,095)	(15,935)

Total Stockholders' Equity	9,405	15,565

Total Liabilities and Stockholders' Equity	$11,531	$15,565

The accompanying notes are an integral part of these statements

Madison Management, Inc.
(A Development Stage Company)
Statements of Operations

			March 2, 2001
	For the Years Ended		(Inception) to
	December 31,		December 31,
	2007	2006	2007

Revenue	$10,000	$-	$10,000
Revenue - Related Party	-	30,000	30,000
Total Revenue	10,000	30,000	40,000

Expenses
General and Administrative	3,899	485	6,353
Consulting Fees	-	10,000	10,000
Consulting Fees - Stock Based	-	-	22,500
Consulting Fees - Related Party	-	5,000	5,000
Legal and Professional Fees	12,261	135	18,242

Total Expenses	16,160	15,620	62,095

Income (Loss) Before Provision for Income Taxes	(6,160)	14,380	(22,095)

Provision for Income Taxes	-	-	-

Net Income (Loss)	$(6,160)	$14,380	$(22,095)

Basic and Diluted
Earnings (Loss) per Share	$(0.00)	$0.00

Weighted Average
Number of Shares	3,150,000	3,150,000

The accompanying notes are an integral part of these statements.

Madison Management, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity

						(Deficit)
						Accumulated
		Common Stock		Additional		During	Total
	Price per			Paid-in	Subscriptions	Development	Stockholders'
	Share	Shares	Amount	Capital	Receivable	Stage	Equity
March 2001
Shares issued for services	0.01	1,250,000	$1,250	$11,250	$-	$-	$12,500

April 2001
Shares issued for services	0.01	1,000,000	1,000	9,000			10,000

August to December 2001
Shares issued for cash
and subscriptions receivable	0.01	900,000	900	8,100	(1,500)		7,500

Net (loss)
March 2, 2001
(Inception) to
December 31, 2001						(23,048)	(23,048)

Balance, December 31, 2001		3,150,000	3,150	28,350	(1,500)	(23,048)	6,952

January 2002
Cash received for
subscriptions receivable					500		500

February 2002
Cash received for
subscriptions receivable					1,000		1,000

Net (loss)
For the year ended
December 31, 2002						(2,309)	(2,309)

Balance, December 31, 2002		3,150,000	3,150	28,350	-	(25,357)	6,143

Madison Management, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Continued)
						(Deficit)
						Accumulated
		Common Stock		Additional		During	Total
	Price per			Paid-in	Subscriptions	Development	Stockholders'
	Share	Shares	Amount	Capital	Receivable	Stage	Equity

Net (loss)
For the year ended
December 31, 2003						(4,318)	(4,318)

Balance, December 31, 2003		3,150,000	3,150	28,350	-	(29,675)	1,825

Net (loss)
For the year ended
December 31, 2004						(320)	(320)

Balance, December 31, 2004		3,150,000	3,150	28,350	-	(29,995)	1,505

Net (loss)
For the year ended
December 31, 2005						(320)	(320)

Balance, December 31, 2005		3,150,000	3,150	28,350	-	(30,315)	1,185

Net income
For the year ended
December 31, 2006						14,380	14,380

Balance, December 31, 2006		3,150,000	3,150	28,350	-	(15,935)	15,565

Net (loss)
For the year ended
December 31, 2007						(6,160)	(6,160)

Balance, December 31, 2007		3,150,000	$3,150	$28,350	$-	$(22,095)	$9,405

The accompanying notes are an integral part of these statements.

Madison Management, Inc.
(A Development Stage Company)
Statements of Cash Flows

			March 2, 2001
	For the Years Ended		(Inception) to
	December 31,		December 31,
	2007	2006	2007
Operating Activities

Net Income (Loss)	$(6,160)	$14,380	$(22,095)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided (Used) in Operating Activities:
Shares Issued for Consulting Services	-	-	22,500
Change in Operating Assets and Liabilities:
Increase in Accounts Payable	2,126	-	2,126

Net Cash Provided (Used) by Operating Activities	(4,034)	14,380	2,531

Financing Activities

Proceeds from Sale of Common Stock		-	9,000

Cash Provided by Financing Activities	-	-	9,000

Net Increase (Decrease) in Cash	(4,034)	14,380	11,531

Cash, Beginning of Period	15,565	1,185	-

Cash, End of Period	$11,531	$15,565	$11,531

Supplemental Information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

The accompanying notes are an integral part of these statements

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Summary of significant accounting policies and procedures

Organization
The Company was organized March, 2, 2001 (Date of Inception) under the laws of the State of Nevada, as Madison Management, Inc.  The Company has minimal operations and, in accordance with SFAS #7, the Company is considered a development stage company.  The Company is authorized to issue 25,000,000 shares of $0.001 par value common stock.

Business plan
Madison Management, Inc.’s primary business is to establish or reestablish solid management organizations for its clients.  The Company provides placement of professional and competent personnel into key slots to create a strong, focused management and marketing group for the benefit of the client.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There are no cash equivalents of December 31, 2007 and 2006.

Impairment of long lived assets
Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at December 31, 2007 and 2006.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2007 and 2006.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable.  Fair values were assumed to approximate carrying values for cash and accounts payable because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Revenue recognition
The Company recognizes revenue when it is earned on the accrual basis of accounting in accordance with generally accepted accounting principles.

Concentrations
In 2007 and 2006, one customer accounted for 100% and 100% of sales, respectively.

Advertising costs
The Company expenses all costs of advertising as incurred.  There were no advertising costs included in general and administrative expenses as of December 31, 2007 and 2006.

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Summary of significant accounting policies and procedures (continued)

Dividends
The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information.”  The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

Income taxes
The Company follows Statement of Financial Accounting Standard No. 109 (SFAS No. 109), “Accounting for Income Taxes,” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Financial Accounting Standards Board has published FASB Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes”, to address the non-comparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes”, on the uncertainty in income taxes recognized in an enterprise’s financial statements. Specifically, FIN No. 48 prescribes (a) a consistent recognition threshold and (b) a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides related guidance on derecognition, classification, interest and penalties, accounting interim periods, disclosure and transition. To the extent interest and penalties would be assessed by taxing authorities on any underpayment of income taxes, such amounts would be accrued and classified as a component of income tax expenses on the consolidated statement of operations. FIN No. 48 applies to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The Company has evaluated the effects of FIN No. 48 and found its adoption to not have a material impact on the financial statements.

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Summary of significant accounting policies and procedures (continued)

Stock-based compensation
The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R (revised 2004), “Share-Based Payment,” requiring the Company to recognize expense related to the fair value of its employee stock option awards.  SFAS-123R eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB-25), “Accounting for Stock Issued to Employees”, and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Recent pronouncements
SFAS 161
In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2008. The Company does not expect the adoption of SFAS 161 will have a material impact on its financial condition or results of operation.

SFAS 162
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  SFAS 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411.  The Company does not expect the adoption of SFAS 162 will have a material impact on its financial condition or results of operation.

SFAS 163
In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Summary of significant accounting policies and procedures (continued)

Earnings and (loss) per share
Net earnings and (loss) per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic (loss) per share is computed by dividing (losses) available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted EPS is computed by adding to the weighted average shares the dilutive effect if stock options and warrants were exercised into common stock. As of December 31, 2007 and 2006, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Year end
The Company has adopted December 31 as its fiscal year end.

Note 2 – Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not commenced its planned principal operations and it has not generated significant revenues.  As shown on the accompanying financial statements, the Company has incurred a net loss of $22,095 for the period from March 2, 2001 (inception) to December 31, 2007.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its business opportunities.

In order to obtain the necessary capital, the Company will seek equity and/or debt financing.  If the financing does not provide sufficient capital, shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period.  However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful.  Without sufficient financing, it is unlikely for the Company to continue as a going concern.

Note 3 – Income taxes

At December 31, 2007 and 2006, the Company had a federal operating loss carryforward of $22,095 and $15,935, which begins to expire in 2021.

The provision for income taxes consisted of the following components for the years ended December 31, 2007 and 2006:

	2007	2006
Current:
Federal	$-	$-
State	-	-
Deferred	-	-
	$-	$-

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 3 – Income taxes (continued)

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2007 and 2006:

	2007	2006
Deferred tax assets:
Net operating loss carryforward	$7,733	$5,577
Total deferred tax assets	7,733	5,577
Less: Valuation allowance	(7,733)	(5,577)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2007 and 2006 was $7,733 and $5,577, respectively.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2007 and 2006 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2007 and 2006:

	2007	2006
Federal statutory rate	(35.0)%	(35.0)%
State taxes, net of federal benefit	(0.00)%	(0.00)%
Change in valuation allowance	35.0%	35.0%
Effective tax rate	0.0%	0.0%

Note 4 – Stockholders’ equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights and are entitled to share ratably in dividends, if any.  In the event of a liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

On March 5, 2001, the Company issued 1,250,000 shares of its par value common stock to its founders, officers and directors for services rendered to the Company valued at $12,500.

On April 5, 2001, the Company issued 1,000,000 shares of its par value common stock to various consultants for services rendered to the company valued at $10,000.

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 4 – Stockholders’ equity (continued)

On November 30, 2001, the Company received subscriptions for 900,000 shares of stock for cash of $7,500 and subscriptions receivable of $1,500.

In January 2002, the Company received cash of $500 and reduced the balance of subscriptions receivable.

In February 2002, the Company received cash of $1,000 and reduced the remaining balance of subscriptions receivable.

As of December 31, 2007 and 2006, there have been no other issuances of common stock.

Note 5 – Warrants and options

As of December 31, 2007 and 2006, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 – Related party transactions

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

During the year ended December 31, 2006, the Company had revenue from EVR, Inc., an entity that is owned and controlled by officer of the Company.  The revenue derived from EVR, Inc. accounted for 100% of the revenue for 2006.  The Company paid consulting fees totaling $5,000 to EVR, Inc. for 2006.

Madison Management, Inc.
Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm	G-1

Balance Sheets, September 30, 2008 and December 31, 2007 (Audited)	G-2

Statements of Operations for the Three and Nine Months Ended September 30, 2008 and 2007 and the period from March 2, 2001 (inception) through September 30, 2008	G-3

Statements of Cash Flows for the Nine Months Ended September 30, 2008 and 2007 and the period from March 2, 2001 (inception) through September 30, 2008	G-4

Notes to Financial Statements	G-5

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Madison Management, Inc.
(A Development Stage Company)

We have reviewed the accompanying condensed balance sheet of Madison Management, Inc. (A Development Stage Company) as of September 30, 2008, and the related condensed statements of operations, stockholders’ equity (deficit), and cash flows for the three-month and nine-month periods ended September 30, 2008 and 2007.  These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Madison Management, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated December 15, 2008, we expressed a qualified opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2007 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada
December 17, 2008

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Madison Management, Inc.
(A Development Stage Company)
Balance Sheets

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash	$11,603	$11,531

Total Assets	$11,603	$11,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	$5,929	$2,126

Total Liabilities	5,929	2,126

Stockholders' Equity

Common Stock, authorized 25,000,000 shares, par value $0.001, issued and outstanding on September 30, 2008 and December 31, 2007 is 3,150,000 and 3,150,000 shares, respectively	3,150	3,150

Additional Paid in Capital	28,350	28,350

(Deficit) Accumulated During the Development Stage	(25,826)	(22,095)

Total Stockholders' Equity	5,674	9,405

Total Liabilities and Stockholders' Equity	$11,603	$11,531

The accompanying notes are an integral part of these statements

Madison Management, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

					March 2, 2001
	For the Three Months Ended		For the Nine Months Ended		(Inception) to
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008

Revenue	$-	$10,000	$-	$10,000	$10,000
Revenue - Related Party	8,500	-	8,500	-	38,500
Total Revenue	8,500	10,000	8,500	10,000	48,500

Expenses
General and Administrative	45	119	3,193	2,074	9,546
Consulting Fees	100	-	100	-	10,100
Consulting Fees - Stock Based	-	-	-	-	22,500
Consulting Fees - Related Party	-	-	-	-	5,000
Legal and Professional Fees	3,949	-	8,938	135	27,180

Total Expenses	4,094	119	12,231	2,209	74,326

Income (Loss) Before Provision for Income Taxes	4,406	9,881	(3,731)	7,791	(25,826)

Provision for Income Taxes	-	-	-	-	-

Net Income (Loss)	$4,406	$9,881	$(3,731)	$7,791	$(25,826)

Basic and Diluted
Earnings (Loss) per Share	$0.00	$0.00	$(0.00)	$0.00

Weighted Average
Number of Shares	3,150,000	3,150,000	3,150,000	3,150,000

The accompanying notes are an integral part of these notes

Madison Management, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			March 2, 2001
	For the Nine Months Ended		(Inception) to
	September 30,		September 30,
	2008	2007	2008
Operating Activities

Net Income (Loss)	$(3,731)	$7,791	$(25,826)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Shares Issued for Consulting Services	-	-	22,500
Change in Operating Assets and Liabilities:
Increase in Accounts Payable	3,803	-	5,929

Net Cash Provided by Operating Activities	72	7,791	2,603

Financing Activities

Proceeds from Sale of Common Stock		-	9,000

Cash Provided by Financing Activities	-	-	9,000

Net Increase in Cash	72	7,791	11,603

Cash, Beginning of Period	11,531	15,565	-

Cash, End of Period	$11,603	$23,356	$11,603

Supplemental Information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

The accompanying notes are an integral part of these statements

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Basis of Presentation

The condensed interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the period March 2, 2001, (Inception) through December 31, 2007 and notes thereto included in the Company’s S-1. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Note 2 – Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not commenced its planned principal operations and it has not generated significant revenues.  As shown on the accompanying financial statements, the Company has incurred a net loss of $25,826 for the period from March 2, 2001 (inception) to September 30, 2008.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its business opportunities.

In order to obtain the necessary capital, the Company will seek equity and/or debt financing.  If the financing does not provide sufficient capital, shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period.  However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful.  Without sufficient financing, it is unlikely for the Company to continue as a going concern.

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 3 – Recent Accounting Pronouncements

FAS 161
In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2008. The Company does not expect that the adoption of SFAS 161 will have a material impact on its financial condition or results of operation.

FAS 162
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  SFAS 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411.  The Company does not expect the adoption of SFAS 162 will have a material impact on its financial condition or results of operation.

FAS 163
In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 3 – Recent Accounting Pronouncements (continued)

FSP FAS 142-3
In April 2008, the FASB issued Staff Position FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”) which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, “Goodwill and Other Intangible Assets” (“FAS No. 142”).  FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions.  It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset.  Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements.  An entity would consider market participant assumptions regarding renewal if no such relevant experience exists.  FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited.  The Company does not expect the adoption of FSP FAS 142-3 will have a material impact on its financial condition or results of operation.

EITF 03-6-1
In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”).  FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share (“EPS”).  FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years.  Early application of EITF 03-6-1 is prohibited.  It also requires that all prior-period EPS data be adjusted retrospectively.  The Company does not expect the adoption of EITF 03-6-1 will have a material impact on its financial condition or results of operation.

Note 4 – Stockholders’ equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights and are entitled to share ratably in dividends, if any.  In the event of a liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

On March 5, 2001, the Company issued 1,250,000 shares of its par value common stock to its founders, officers and directors for services rendered to the Company valued at $12,500.

On April 5, 2001, the Company issued 1,000,000 shares of its par value common stock to various consultants for services rendered to the company valued at $10,000.

On November 30, 2001, the Company received subscriptions for 900,000 shares of stock for cash of $7,500 and subscriptions receivable of $1,500.

In January 2002, the Company received cash of $500 and reduced the balance of subscriptions receivable.

Madison Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 4 – Stockholders’ equity (continued)

In February 2002, the Company received cash of $1,000 and reduced the remaining balance of subscriptions receivable.

As of September 30, 2008, there have been no other issuances of common stock.

Note 5 – Warrants and options

As of September 30, 2008, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 – Related party transactions

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

During the nine months ended September 30, 2008, the Company had revenue from New Day Financial, Inc., an entity that has two directors that are also officers and directors of the Company.  The revenue derived from New Day Financial, Inc. accounted for 100% of the revenue for 2008.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

DEALER PROSPECTUS
DELIVERY OBLIGATION

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Madison Management, Inc. TABLE OF CONTENTS

Prospectus Summary…
Summary Financial Information…
Risk Factors…
About This Prospectus…
Available Information…
Special Note Regarding Forward-Looking Information…
Use of Proceeds…
Selling Stockholders…
Plan of Distribution…
Description of Securities…
Interests of Named Experts and Counsel…
Disclosure of Commission Position on Indemnification
   for Securities Act Liabilities…
Description of Business…
Description of Property…
Legal Proceedings…
Market for Common Equity and Related
   Stockholder Matters…
Plan of Operation…
Changes in and Disagreements with Accountants
   On Accounting and Financial Disclosure…
Quantitative and Qualitative Disclosure about Market Risk…
Directors, Executive Officers, Promoters and
   Control Persons…
Executive Compensation…
Security Ownership of Beneficial Owners and Management…
Certain Relationships and Related Transactions…

Audited Financial Statements
Independent Auditor’s Report…
Balance Sheets…
Statements of Operations…
Statement of Stockholders’ Equity…
Statements of Cash Flows …
Notes to Financial Statements…

Unaudited Financial Statements
Balance Sheets, September 30, 2008…
Statements of Operations for the Nine Months
     Ended September 30, 2008…
Statements of Cash Flows for the Nine Months
     Ended September 30, 2008
Notes to Financial Statements

Page 1 3 4 6 6 6 7 7 8 12 13 13 14 15 15 15 16 18 18 18 21 21 21 F-1 F-2 F-3 F-4 F-6 F-7 G-1 G-2 G-3 G-4